Exhibit 99.1

Willis Group Reports First Quarter 2005 Results

    NEW YORK--(BUSINESS WIRE)--April 27, 2005--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports results for the quarter ended March 31, 2005. Net income for the quarter ended March 31, 2005 after regulatory settlements and related expenses, severance costs and other provisions was USD72 million, or USD0.43 per diluted share, compared with USD148 million, or USD0.87 per diluted share, a year ago. Total reported revenues rose 1 percent to USD669 million for first quarter 2005.
    The results of the first quarter were affected by the following significant developments:

    -- On April 8, 2005, Willis announced agreements with the New York Attorney General, New York Department of Insurance and the Minnesota Attorney General to resolve issues raised by the industry-wide investigation into contingent commissions. The Company agreed to establish reimbursement funds totaling USD51 million, and also recorded USD9 million in legal and administrative expenses in relation to the settlements (USD36 million, or USD0.21 per diluted share, after tax).

    -- The Company continues to review its expense base in light of an evolving business model for insurance brokerage; as of March 31, 2005, approximately 500 positions were identified and are being eliminated. Severance costs and related expenses were recorded in the amount of USD28 million (USD19 million, or USD0.11 per diluted share, after tax).

    -- Based on the quarter-end review of current legal proceedings, the Company increased its provision for claims by an additional USD20 million (USD14 million, or USD0.08 per diluted share, after tax).

    -- Total volume and profit-based contingent commissions relating to 2004 arrangements outside the United States totaled USD3 million in the quarter ended March 31, 2005 compared with USD21 million a year ago. These fees were abolished in 2004 and will continue to run off. The decline in volume and profit-based contingent commissions reduced organic revenue growth by 3 percent. Other market remuneration declined to USD3 million in the quarter compared with USD22 million for first quarter 2004. We continue to work with the insurance markets to restructure the existing relationships and anticipate recovering a portion of these fees over time. The decline in other market remuneration reduced organic revenue growth by 3 percent.

    "We have confronted and put behind us a number of issues during the first quarter. The resulting changes we are embracing in our business model define this transitional period in the new world of insurance," said Joe Plumeri, Chairman and Chief Executive Officer. "We are challenging our own conventions and assumptions in order to reinforce our business around the world and are confident we will emerge with a stronger more resilient model for long-term success."

    Financial Results

    Total reported revenues for the quarter ended March 31, 2005 increased 1 percent to USD669 million, from USD665 million for the same period last year. The effect of foreign currency translation increased reported revenues 2 percent and net acquisitions added 3 percent.
    Organic revenue growth excluding volume and profit-based contingent commissions and other market remuneration was 2 percent in the first quarter, comprised of approximately 4 percent in net new business and a negative 2 percent impact from declining insurance premium rates and other market factors.
    "We are pleased with the revenue growth this quarter, in spite of the continued decline in insurance premium rates across most lines and challenging market conditions," Plumeri noted. "Our recruiting efforts continue to yield success as we add recognized professionals to the Willis team, and together have welcomed many new clients."
    Reported operating margin was 14.1 percent. Excluding regulatory settlements and related expenses, severance costs and other provisions, adjusted operating margin was 30.2 percent for the first quarter of 2005 compared with 35.5 percent for the same period last year. The decline in adjusted operating margin was primarily attributable to the elimination of volume and profit-based contingent commissions, the decline in other market remuneration and incremental hiring expenses.

    Other

    At March 31, 2005, total long-term debt was USD450 million and total stockholders' equity was approximately USD1.5 billion. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 23 percent at March 31, 2005. The Board of Directors has approved a new buy back program for USD300 million; this replaces the previous program under which USD339 million was purchased.
    During the first quarter, the Company completed four acquisitions with annual revenues of approximately USD14 million. On April 14, 2005, the Company completed the sale of Stewart Smith, our wholesale unit, with total reported revenues of USD77 million in 2004. There was approximately USD113 million of immediately available cash at March 31, 2005, providing significant financial flexibility to support the cash needs of the Company.
    "The entire insurance industry is undergoing sweeping transformations. This changing environment brings challenges but many more opportunities which we face with excitement and confidence," said Plumeri.

    Conference Call and Web Cast

    A conference call to discuss first quarter 2005 results will be held April 28, 2005 at 8:00 a.m. Eastern Standard Time. To participate in the live teleconference, please dial (888) 324-6989 (U.S.) or (210) 839-8500 (International) with a pass code of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Daylight Time, and ending May 12, 2005. To access the audio replay, please dial (800) 294-3086 (US), or
(402) 220-9766 (International), or by accessing the web site.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 15,800 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.
    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter ended March 31, 2005.

    NOTE: All figures are in USD unless otherwise stated.

                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)
                                                          Three months
                                                             ended
                                                            March 31,
                                                         -------------
                                                          2005   2004
                                                         ------ ------
Revenues:
 Commissions and fees                                      651    648
 Interest income                                            18     17
                                                         ------ ------
  Total Revenues                                           669    665
                                                         ------ ------
Expenses:
General and administrative expenses (after charging non-
 cash compensation USDnil, USD2)                           511    419
Regulatory settlements                                      51      -
Depreciation expense                                        11     11
Amortization of intangible assets                            2      1
                                                         ------ ------
  Total Expenses                                           575    431
                                                         ------ ------
Operating Income                                            94    234

Interest expense                                             6      5

Premium on redemption of subordinated debt                   -     17
                                                         ------ ------
Income before Income Taxes, Equity in Net Income of
 Associates and Minority Interest                           88    212

Income taxes                                                26     72
                                                         ------ ------
Income before Equity in Net Income of Associates and
 Minority Interest                                          62    140

Equity in net income of associates                          14     12

Minority interest                                           (4)    (4)
                                                         ------ ------
Net Income                                                  72    148
                                                         ====== ======
Net Income per Share
 - Basic                                                  0.44   0.94
 - Diluted                                                0.43   0.87
                                                         ====== ======

Average Number of Shares Outstanding
 - Basic                                                   163    158
 - Diluted                                                 168    170
                                                         ====== ======


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

    Definitions of Non-GAAP Financial Measures:

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Adjusted operating income

    Our first quarter 2005 results were significantly impacted by the charges for regulatory settlements and related expenses, severance costs and other provisions. We believe that excluding these items from operating income, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation and acquisitions and disposals from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Group at the end of the period.

    Adjusted Operating Income:

    Adjusted operating income is defined as operating income excluding charges for regulatory settlements and related expenses, severance costs and other provisions. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters ended March 31, 2005 and 2004:

                                                  Three months ended
                                                       March 31,
                                                 ---------------------
                                                 2005  2004  % Change
                                                 ----- ----- ---------
Operating Income, GAAP basis                       94   234      (60)%

Excluding:
 Regulatory settlements (a)                        51     -
 Costs related to regulatory settlements (a)        9
 Severance costs                                   28     2
 Other provision (b)                               20     -

                                                 ----- -----
Adjusted Operating Income                         202   236      (14)%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               14.1% 35.2%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        30.2% 35.5%
                                                 ===== =====

a) Comprises USD51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and USD9 million of related legal and administrative expenses.

b) Based on the quarter-end review of legal proceedings, the Company increased its provision for claims by an additional USD20 million.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

Organic Revenue Growth:

Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation and acquisitions and disposals. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the quarter ended March 31, 2005.

                  Quarter ended
                     March 31,             Change attributable to
               --------------------- ---------------------------------
                                      Foreign    Acquisitions  Organic
                                      currency       and       revenue
               2005  2004  % change  translation  disposals     growth
               ----- ----- --------- ----------- ------------ --------

Global          362   354         2%          2%           5%     (5)%
North America   142   156       (9)%          0%           0%     (9)%
International   147   138         7%          3%           1%       3%
               ----- ----- --------- ----------- ------------ --------
Commissions
 and fees (see
 below)         651   648         0%          1%           3%     (4)%
Investment
 Income          18    17         6%          5%           2%     (1)%
               ----- ----- --------- ----------- ------------ --------
Total revenues  669   665         1%          2%           3%     (4)%
               ===== ===== ========= =========== ============ ========

Commissions and Fees:
Organic growth in commissions and fees was attributable to:

                    Commissions Volume and   Other market  Commissions
                      and fees     profit-    remuneration   and fees
                                   based          (a)        organic
                                 contingent                   growth
                                 commissions
                    ----------- ------------ ------------- -----------
Global                       0%           0%          (5)%        (5)%
North America                3%        (12)%            0%        (9)%
International                3%           0%            0%          3%
                    ----------- ------------ ------------- -----------
Total Group                  2%         (3)%          (3)%        (4)%
                    =========== ============ ============= ===========

a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

                                  Volume and profit-    Other market
                                   based contingent      remuneration
                                      commissions
                                 -------------------- ----------------
                                     2005      2004     2005     2004
                                 ----------  -------- ------- --------

 First quarter                           3        21       3       22
 Second quarter                                   15               20
 Third quarter                                    10               19
 Fourth quarter                                   25               16
                                             --------         --------
                                                  71               77
                                             ========         ========


    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-837-0880
             calaiaro_ke@willis.com
             or
             Media:
             Dan Prince, 212-837-0806
             prince_da@willis.com